UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  May 28, 1999
               ------------------------------------------------
               Date of Report: (Date of earliest event reported)




                     Computer Associates International, Inc.
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                    1-9247              13-2857434
  ---------------------------      -------------       ------------------
 (State or Other Jurisdiction      (Commission           (IRS Employer
       of incorporation)            File Number)        Identification No.



       One Computer Associates Plaza, Islandia, New York        11749
      ---------------------------------------------------      --------
             (Address of Principal Executive Offices)         (Zip Code)

       Registrant's telephone number, including area code: (516) 342-5224
                                                           --------------

Item 2.  Acquisition of Assets.

On April 2, 1999, Computer Associates International, Inc. ("Computer Associates"), through its wholly-owned subsidiary, HardMetal, Inc. ("HardMetal"), commenced a tender offer (the "Tender Offer") for all of the issued and outstanding shares of PLATINUM technology International, inc. ("PLATINUM") common stock for $29.25 per share in cash. The purchase price was determined through a series of arms-length negotiations between officers and representatives of Computer Associates and PLATINUM's representatives and Board of Directors. The Tender Offer was made pursuant to an Agreement and Plan of Merger dated as of March 29, 1999 (the "Agreement") among Computer Associates, HardMetal and PLATINUM. On Friday, May 28, 1999, Computer Associates accepted for payment approximately 108.6 million shares of PLATINUM outstanding common stock validly tendered in the Tender Offer, representing approximately 98 percent of the then outstanding shares.

As soon as reasonably practicable after satisfaction of the conditions set forth in and subject to the terms of the Agreement, HardMetal will merge into PLATINUM and PLATINUM will become a wholly-owned subsidiary of Computer Associates (the "Merger"). In the Merger, shares of PLATINUM's common stock that were not tendered in the Tender Offer will automatically convert into the right to receive $29.25 in cash from Computer Associates, subject to appraisal rights of holders of PLATINUM's common stock.

PLATINUM provides software products and consulting services that help companies manage and improve their IT infrastructures--including systems and database management, e-commerce, application infrastructure management, data warehousing, knowledge management, decision support, and year 2000 reengineering. PLATINUM has more than 120 offices across six continents. It is headquartered in Oakbrook Terrace, Illinois and had 1998 revenues of $991 million.

PLATINUM's assets consist of cash, receivables, property and equipment, purchased software products and other tangible and intangible assets. PLATINUM's liabilities consist primarily of debt, trade payables and other accruals. The purchase price and associated charges will be allocated among the identifiable tangible and intangible assets of PLATINUM based on their fair market value at the acquisition date under the purchase method of accounting for business combinations. The cost of purchased research and development for that portion of the acquired technology that has not reached technological feasibility and has no alternative future use will be written off against Computer Associates' earnings in its first fiscal quarter ending June 30, 1999. The charge against earnings is anticipated to be approximately $644 million.

The total funds needed to finance the Tender Offer and the Merger is approximately $3.5 billion. Computer Associates has obtained and will obtain such funds from its general corporate funds and drawings under Computer Associates' new $4.5 billion Credit Facilities dated as of May 26, 1999 between Computer Associates, the banks party thereto and Credit Suisse First Boston as agent. The Credit Facilities comprise a $2 billion four year term Credit Facility, a $1 billion two year revolving credit agreement and a $1.5 billion 364 day revolving credit agreement. The new Credit Facilities have a fluctuating borrowing cost which is currently approximately 6.5%, and replace Computer Associates' previous $2.6 billion Credit Facility.

On May 28, 1999,  Computer  Associates issued a press release attached hereto as
Exhibit 99 relating to the transaction.

The   information   contained  in  the  Agreement  and  the  press  release  are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma
           Financial Information and Exhibits.

      (a)  Financial Statements of Business Acquired.

           It is impractical for Computer Associates to provide the required financial statements for the business acquired at the time of filing of this report, but Computer Associates will file such required financial statements by amendment as soon as practicable, but not later than 60 days after this report must be filed.

      (b)  Pro Forma Financial Information.

           It is impractical for Computer Associates to provide the required pro forma financial information for the business acquired at the time of filing of this report, but Computer Associates will file such required pro forma financial information by amendment as soon as practicable, but not later than 60 days after this report must be filed.

      (c)  Exhibits

           The following exhibits are filed with this Form 8-K or incorporated by reference as set forth below:

          2.0 Agreement and Plan of Merger, dated as of March 29, 1999, by and among Computer Associates International, Inc., HardMetal, Inc., and PLATINUM technology International, inc., incorporated by reference to Exhibit 99(c)(1) to Computer Associates' Tender Offer Statement on Schedule 14D-1 filed with the Securities and Exchange Commission on April 2, 1999.

         10.1 Credit Agreement dated as of May 26, 1999 among Computer Associates International, Inc., the Banks which are parties thereto and Credit Suisse First Boston, as agent, with respect to $3 billion Term and Revolving Loans.

         10.2 Credit Agreement dated as of May 26, 1999 among Computer Associates International, Inc., the Banks which are parties thereto and Credit Suisse First Boston, as agent, with respect to $1.5 billion 364 day Revolving Loan.

         99     Press Release dated May 28, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Computer Associates has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Computer Associates International, Inc.


Dated:   June 11, 1999                  By: /s/ Ira Zar
                                            ---------------
                                             Ira Zar
                                             Senior Vice President and Chief
                                             Financial Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                         Exhibit
-----------                        ---------
    10.1 Credit Agreement dated as of May 26, 1999 among Computer Associates International, Inc., the Banks which are parties thereto and Credit Suisse First Boston, as agent, with respect to $3 billion Term and Revolving Loans.

    10.2 Credit Agreement dated as of May 26, 1999 among Computer Associates International, Inc., the Banks which are parties thereto and Credit Suisse First Boston, as agent, with respect to $1.5 billion 364 day Revolving Loan.

    99       Press Release dated May 28, 1999.